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                                                                    Exhibit 3.2b

                                 AMENDMENT NO. 1
                                       TO
                                 RESTATED BYLAWS
                                       OF
                        UNIVERSAL HOSPITAL SERVICES, INC.


                                   ARTICLE XII
                     MINNESOTA CONTROL SHARE ACQUISITION ACT

     The corporation shall not be subject to the provisions of the Minnesota Control Share Acquisition Act (Minnesota Statutes, Section 302A.671), or any successor provision.


                                  ARTICLE XIII
                       MINNESOTA BUSINESS COMBINATION ACT

     The corporation shall not be subject to the provisions of the Minnesota Business Combination Act (Minnesota Statutes, Section 302A.673), or any successor provision.